AMENDMENT NO. 7

TO

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT

FOR MUTUAL FUNDS

This Amendment, effective as of December 1, 2023, amends the Amended and Restated Master Intergroup Sub-Advisory Contract (the "Contract"), dated July 1, 2020, among Invesco Advisers, Inc. (the "Adviser") on behalf of AIM Counselor Series Trust (Invesco Counselor Series Trust), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers"), as follows:

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to remove Invesco Master Loan Fund from Exhibit A to the Contract, effective December 1, 2023.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

"EXHIBIT A

Funds

Invesco American Franchise Fund
Invesco Capital Appreciation Fund
Invesco Core Plus Bond Fund
Invesco Discovery Fund
Invesco Equally-Weighted S&P 500 Fund
Invesco Equity and Income Fund
Invesco Floating Rate ESG Fund
Invesco Global Real Estate Income Fund
Invesco Growth and Income Fund
Invesco Income Advantage U.S. Fund
Invesco NASDAQ 100 Index Fund
Invesco Senior Floating Rate Fund
Invesco Short Term Municipal Fund
Invesco S&P 500 Index Fund
Invesco Short Duration High Yield Municipal Fund
Invesco SMA Municipal Bond Fund”

2.	All other terms and provisions of the Contract not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.		INVESCO CANADA LTD.
Adviser		Sub-Adviser

By:	/s/ Melanie Ringold	By:	/s/ Shalomi Abraham

Name:	Melanie Ringold	Name:	Shalomi Abraham

Title:	Senior Vice President & Secretary	Title:	Senior Vice President, Secretary and Head of Legal Canada

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Bernhard Langer

Name:	Bernhard Langer

Title:	Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Stephanie Butcher

Name:	Stephanie Butcher

Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED

Sub-Adviser

By:	/s/ Takashi Matsuo

Name:	Takashi Matsuo

Title:	CAO

INVESCO HONG KONG LIMITED

Sub-Adviser

By :	/s/ Andrew Lo

Name:	Andrew Lo

Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Antonio Reina

Name:	Antonio Reina

Title:	Secretary